Exhibit 99.1

Motorola Solutions Completes Separation,

Begins Trading as MSI on NYSE

SCHAUMBURG, Ill. — Jan. 4, 2011 — Motorola Solutions, Inc. (NYSE: MSI), formerly Motorola, Inc., today completed the previously announced separation of Motorola Mobility Holdings, Inc. Motorola Solutions shares begin trading today on the New York Stock Exchange (NYSE) under the ticker symbol “MSI.” Motorola Solutions delivers innovative business- and mission-critical communications solutions for commercial enterprises and government customers throughout the world.

Under the terms of the distribution, which was completed today, Motorola, Inc. stockholders as of the close of business on the record date of Dec. 21, 2010, received 1 share of Motorola Mobility Holdings common stock for every 8 shares of Motorola, Inc. common stock they held. Immediately following the distribution of Motorola Mobility Holdings common stock, Motorola, Inc. completed a 1-for-7 reverse stock split.

Motorola Solutions is a worldwide leader in nearly all of the markets we serve. We have a highly diversified customer base, employees in over 65 countries and an unmatched breadth of innovative technology offerings. Motorola Solutions meets a wide range of customer needs through its public safety solutions, mobile computing technology, advanced data capture, integrated command and control communications, WLAN solutions and advanced services.

“With a purpose-driven brand and a strong balance sheet, we are very well positioned for the future,” said Greg Brown, president and CEO of Motorola Solutions. “Motorola Solutions has an outstanding platform to build from and I believe our opportunities for growth will benefit customers, shareholders and employees.”

Brown and members of the Motorola Solutions management team will ring The Closing Bell™ at the NYSE today in honor of the initiation of Motorola Solutions’ first day of trading under the ticker symbol “MSI.”

About Motorola Solutions

Motorola Solutions is a leading provider of business- and mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Precautionary Statements Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to statements about the effect of the separation on the company, its stockholders, customers and employees; the capitalization of Motorola Solutions; the future operational, strategic and financial success of Motorola Solutions and other possible results of separation. Many of these risks and uncertainties are based on factors that cannot be controlled by Motorola Solutions and include, but are not limited to (1) market conditions in general; (2) the effect our separation and the reverse stock split may have on Motorola Solutions’ stock price; (3) the risk that the anticipated benefits from the separation and reverse stock split may not be fully realized or may take longer to realize than expected; (4) Motorola Solutions’ ability to invest in research and development and to introduce new products and technologies in a timely manner; (5) tax and regulatory matters; (6) changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of Motorola Solutions’ businesses. A detailed description of other risks and uncertainties affecting Motorola Solutions, is contained in Item 1A of Motorola Solutions’ 2009 Annual Report on Form 10-K, in Item 1A of Motorola Mobility’s Form 10, in Item 1A of Motorola Solutions’ Quarterly Reports on Form 10-Q, and in its other filings with the Securities and Exchange Commission (SEC). These filings are available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Media Contact:

Nicholas Sweers

(847) 576-2462

nicholas.sweers@motorolasolutions.com

Investor Contact:

Jason Winkler

(847) 576-2441

jason.winkler@motorolasolutions.com